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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 11, 2004, except for Note 36, as to which the date is August 9, 2004, relating to the financial statements of Deutsche Telekom AG, which appears in the Current Report on Form 6-K of Deutsche Telekom AG dated September 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

January 12, 2005
Ernst & Young Deutsche Allgemeine Treuhand AG Wirtschaftspruefungsgesellschaft Stuttgart
(Prof. Dr. Pfitzer) Wirtschaftspruefer	(Hollweg) Wirtschaftspruefer
PwC Deutsche Revision Aktiengesellschaft Wirtschaftspruefungsgesellschaft Frankfurt am Main
(Frings) Wirtschaftspruefer	(Menke) Wirtschaftspruefer

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS